Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Group Inc. Debenture Backed
Series 2004-2
CLASS A CUSIP NO.
80411U207
CLASS B CUSIP NO. 80411UAA6
Distribution Date: August 17, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
On August 17 ,2012 the Warrantholder of 100% of the warrants for Saturns Series 2004-2 exercised the warrants for this issue. The amount of the distribution payable to the Certificateholders allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal/Unit
Amount
Principal Payment
Ending
Principal/Unit
Amount
Fixed Rate Day Count
Accrued Interest
Amount Due
Present Value of
Future Interest
Payments
Total Distribution
$30,000,000.00 $30,000,000.00 $0.00
6.00000% 2/360
$9,583.33 $30,009,583.33
30,000,000(Notional) $0.00
0.10875% 2/360
$594.44 $1,239,611.45 $1,240,205.90
The Underlying Security was delivered to the Warrantholders per the terms of the documents governing this transaction.
Additional Information
Underlying Security
Goldman Sachs Group, Inc. 6.125% debentures Cusip 38141GCU6 .
February 15/August 15 or NBD
$0.00
6.12500%
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Interest Payment Received
Trustee Fees
Expense Account Deposit
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)